UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Juniper Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JUNIPER NETWORKS, INC.
1194 North Mathilda Avenue
Sunnyvale, California 94089
www.juniper.net
(408) 745-2000

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Pacific time, on Wednesday, May 18, 2005
Place	Juniper Networks, Inc. 1220 North Mathilda Avenue Building 3, Pacific Conference Room Sunnyvale, CA 94089

Items of Business	(1) To elect three Class III directors;

(2) To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2005; and

(3) To consider such other business as may properly come before the meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Juniper Networks stockholder as of the close of business on March 21, 2005.

Meeting Admission	You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 21, 2005 or hold a valid proxy for the annual meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record or plan participants on the record date prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 21, 2005, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

The annual meeting will begin promptly at 9:00 a.m., Pacific time. Check-in will begin at 8:30 a.m., Pacific time, and you should allow ample time for the check-in procedures.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card.

By Order of the Board of Directors,

Mitchell L. Gaynor Vice President, General Counsel and Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about April 13, 2005.

2005 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Juniper Networks, Inc., a Delaware corporation (“Juniper Networks” or the “Company”), is providing these proxy materials for you in connection with Juniper Networks’ annual meeting of stockholders, which will take place on May 18, 2005. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and executive officers, and certain other required information.

Q:	How may I obtain Juniper Networks’ 10-K?

A:	A copy of our 2004 Annual Report on Form 10-K is enclosed.

Stockholders may request another free copy of the 2004 Form 10-K from:

Juniper Networks, Inc.
Attn: Investor Relations
1194 North Mathilda Avenue
Sunnyvale, CA 94089
(408) 745-2000

A copy of our 2004 Annual Report on Form 10-K is also available on the website of the Securities and Exchange Commission. You can reach this website by going to the Investor Relations Center on our Website, and clicking on the drop-down menu labeled “SEC Filings”. The address of the Investor Relations Center is:

http://www.juniper.net/company/investor

Juniper Networks will also furnish any exhibit to the 2004 Annual Report on Form 10-K if specifically requested in writing.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

•	The election of three Class III directors; and

•	The ratification of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the 2005 fiscal year.

We will also consider other business that properly comes before the annual meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of Ernst & Young LLP, an independent registered public accounting firm as auditors for the 2005 fiscal year.

Q:	What shares can I vote?

A:	Each share of Juniper Networks common stock issued and outstanding as of the close of business on March 21, 2005, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. More information on how to vote these shares is contained in this proxy statement. On the Record Date we had approximately 544,176,804 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Juniper Networks stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Juniper Networks’ transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Juniper Networks. As the stockholder of record, you have the right to grant your voting proxy directly to Juniper Networks or to vote in person at the meeting. Juniper Networks has enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the annual meeting?

A:	You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 21, 2005 or you hold a valid proxy for the annual meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 21, 2005, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

The meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, you may also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet—Stockholders of record of Juniper Networks common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Most Juniper Networks stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone—Stockholders of record of Juniper Networks common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most Juniper Networks stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

By Mail—Stockholders of record of Juniper Networks common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Juniper Networks stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:	Can I change my vote or otherwise revoke my proxy?

A:	You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Juniper Networks corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Juniper Networks or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Juniper Networks common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	Will my shares be voted if I do not return my proxy card?

A:	If your shares are held in street name, your broker may, under certain circumstances, vote your shares. Brokerage firms have authority to vote client’s unvoted shares on some “routine” matters. If you do not give a proxy to vote your shares, your broker may either (1) vote your shares on “routine” matters or (2) leave your shares unvoted. In addition, the terms of the agreement with your broker may grant your broker discretionary authority to vote your shares.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Juniper Networks’ nominees to the Board and “FOR” ratification of the independent auditors).

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the three nominees receiving the highest number of “FOR” votes at the annual meeting will be elected. The proposal for ratification of the independent auditors requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. Each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy using the enclosed form, the persons named as proxyholders, Robert Dykes and Mitchell Gaynor, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain a separate set of voting materials?

A:	If you share an address with another stockholder, you may receive only one set of proxy materials (including our letter to stockholders, 2004 Annual Report on Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

Juniper Networks, Inc.
Attn: Investor Relations
1194 North Mathilda Avenue
Sunnyvale, CA 94089

(408) 745-2000
http://www.juniper.net/company/investor

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Juniper Networks is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Morrow & Co. to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Morrow & Co. a fee of $8000 plus customary costs and expenses for these services. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2005.

Q:	What is the deadline to propose actions for consideration or to nominate individuals to serve as directors?

A:	Although the deadline for submitting proposals or director nominations for consideration at the 2005 annual meeting has passed, you may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in Juniper Networks’ proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of Juniper Networks at our principal executive offices no later than December 14, 2005. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in Juniper Networks’ proxy statement is instead a reasonable time before Juniper Networks begins to print and mail its proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Juniper Networks, Inc.
Attn: Corporate Secretary
1194 North Mathilda Avenue
Sunnyvale, CA 94089
Fax: (408) 745-2100

For a stockholder proposal that is not intended to be included in Juniper Networks’ proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Juniper Networks common stock to approve that proposal, provide the information required by the bylaws of Juniper Networks and give timely notice to the Corporate Secretary of Juniper Networks in accordance with the bylaws of Juniper Networks, which, in general, require that the notice be received by the Corporate Secretary of Juniper Networks not later than the close of business on December 14, 2005.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the Juniper Networks annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in Juniper Networks’ proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

Recommendation and Nomination of Director Candidates: The Nominating and Corporate Governance Committee will consider both recommendations and nominations for candidates to the Board of Directors from Qualifying Stockholders. A “Qualifying Stockholder” is a stockholder that has owned for a period of one year prior to the date of the submission of the recommendation through the time of submission of the recommendation at least 1% of the total common stock of the Company outstanding as of the last day of the calendar month preceding the submission. A Qualifying Stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to Juniper Networks, Inc., Corporate Secretary, 1194 North Mathilda Avenue, Sunnyvale, California 94089-1206, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, written evidence that the candidate is willing to serve as a director of the Company if nominated and elected and evidence of the nominating person’s ownership of Company stock.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.5 of the Amended and Restated Bylaws and the rules and regulations of the Securities and Exchange Commission. To be timely, such stockholder’s notice must be delivered to or mailed and received by the secretary of the Company not less than one hundred twenty (120) days prior to the date of the Company’s proxy statement released to stockholders in connection with the Company’s previous year’s annual meeting of stockholders. To be in proper form, a stockholder’s notice to the secretary shall set forth:

(i) the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

(ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

(iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and

(v) if applicable, the consent of each nominee to serve as director of the Company if so elected.

Copy of Bylaws: You may contact the Juniper Networks Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

     Juniper Networks is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. Juniper Networks’ Corporate Governance Standards and Worldwide Code of Business Conduct and Ethics applicable to all Juniper Networks employees, officers, directors, contractors and agents are available at http://www.juniper.net/company/investor/. Our Worldwide Code of Business Conduct and Ethics complies with the rules of the SEC, the listing standards of the Nasdaq National Market and Rule 406 of the Sarbanes-Oxley Act of 2002. Juniper Networks has also adopted complaint procedures for Accounting and Auditing matters in compliance with the listing standards of the Nasdaq National Market. Concerns relating to accounting, internal controls or auditing matters may be brought to the attention of either the Company’s Concerns Committee (comprised of the Company’s Chief Financial Officer, General Counsel, Vice President of Human Resources, Corporate Controller, and the Director of Internal Audit), or to the Audit committee directly. Concerns are reviewed by the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Board Independence

     The Board has determined that, except for Scott Kriens and Pradeep Sindhu, each of whom is an executive officer of the company, each of the current directors has no material relationship with Juniper Networks (either directly or as a partner, shareholder or officer of an organization that has a material relationship with Juniper Networks) and is independent within the meaning of the NASDAQ Stock Market, Inc. (“Nasdaq”) director independence standards. Furthermore, the Board has determined that each of the members of each of the committees of the Board has no material relationship with Juniper Networks (either directly or as a partner, stockholder or officer of an organization that has a material relationship with Juniper Networks) and is “independent” within the meaning of the NASDAQ director independence standards, including in the case of the members of the Audit Committee, the heightened “independence” standard required for such committee members set forth in the applicable SEC rules.

Board Structure and Committee Composition

     As of December 31, 2004, our Board had 9 directors divided into three classes — Class I, Class II and Class III — with each class being as nearly equal in number as possible and with a three-year term for each class. As of December 31, 2004, the classes were comprised as follows:

Class I	Class II	Class III
(Term expires in 2006)	(Term expires in 2007)	(Term expires this year)
Scott Kriens	Pradeep Sindhu	William R. Hearst III
Stratton Sclavos	Kenneth Levy	Kenneth Goldman
William R. Stensrud	Robert M. Calderoni	Frank Marshall

     The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The membership during the last fiscal year and the function of each of the committees are described below. Each of these committees operates under a written charter adopted by the Board. All of those committee charters are available on Juniper Networks’ website at http://www.juniper.net/company/investor/. In addition, the Board has a Stock Committee comprised of the Chief Executive Officer and Chief Financial Officer. The Stock Committee has authority to grant stock options to employees who are not executive officers. During 2004, the Stock Committee held no meetings, and took action only by written consent. The Board has also established special litigation and securities pricing committees for specific purposes, such as oversight of securities litigation matters or the issuance of securities. None of the special committees met during 2004. During 2004, each director attended at least 75% of all Board and applicable committee meetings except Mr. Hearst, who attended 74% (14 meetings) of the applicable meetings and Mr. Sclavos who attended 56%.

Nominating
and Corporate
Name of Director	Board	Audit	Compensation	Governance
Non-Employee Directors:
Robert M. Calderoni	X	X
Kenneth Goldman(1)	X	X		X
William R. Hearst III	X	X
Frank Marshall	X
Kenneth Levy	X		X	X
Stratton Sclavos	X
William R. Stensrud	X		X	X

Employee Directors
Scott Kriens	X
Pradeep Sindhu	X

Number of Meetings in Fiscal 2004	9	10	3	3

X	=	Committee member

(1)		The Board has determined that Mr. Goldman is an “audit committee financial expert” within the meaning of the rules promulgated by the Securities and Exchange Commission.

Audit Committee

     The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Juniper Networks’ financial statements, Juniper Networks’ compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of Juniper Networks’ internal audit function and independent auditors, and risk assessment and risk management. The Audit Committee works closely with management as well as Juniper Networks’ independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Juniper Networks for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

     The report of the Audit Committee is included herein on page 30. The charter of the Audit Committee is available at http://www.juniper.net/company/investor/.

Compensation Committee

     The Compensation Committee discharges the Board’s responsibilities relating to compensation of Juniper Networks’ executive officers, including evaluation of the CEO; produces an annual report on executive compensation for inclusion in Juniper Networks’ proxy statement and has overall responsibility for approving and evaluating executive officer compensation plans. The report of the Compensation Committee is included herein beginning on page 24. The charter of the Compensation Committee is available at http://www.juniper.net/company/investor/.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. The charter of the Nominating and Governance Committee is available at http://www.juniper.net/company/investor/.

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

• The Committee regularly reviews the current composition and size of the Board.

• The Committee reviews the qualifications of any candidates who have been properly recommended or nominated by a stockholder, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Committee determines, a search firm. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

• The Committee evaluates the performance of the Board as a whole and evaluates the performance and qualifications of individual members of the Board eligible for re-election at the annual meeting of stockholders.

• The Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments, ability to serve on committees of the Board and the like. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Committee has not established specific minimum qualifications for Director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

• In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

• After such review and consideration, the Committee selects, or recommends that the Board of Directors select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

     Mr. Marshall was appointed to the Board in 2004 in connection with our acquisition of NetScreen Technologies, Inc. and was recommended to the Nominating and Corporate Governance Committee by our Chief Executive Officer.

     Each of the nominees for reelection at the 2005 Annual Meeting was evaluated by the Nominating and Corporate Governance Committee, recommended by the committee to the Board for nomination and nominated by the Board for reelection.

Stockholder Communications with the Board

     Stockholders of Juniper Networks, Inc. and other parties interested in communicating with the Board may contact any of our directors by writing to them by mail or express mail c/o Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, California 94089-1206. The Nominating and Corporate Governance Committee of the Board has approved a process for handling stockholder communications received by the Company. Under that process, the General Counsel receives and logs stockholder communications directed to the Board and, unless marked “confidential”, reviews all such correspondence and regularly (not less than quarterly) forwards to the Board a summary of such correspondence and copies of such correspondence. Communications marked “confidential” will be logged as received by the General Counsel and then will be forwarded to the addressee(s).

Policy on Director Attendance at Annual Meetings

     Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend annual meetings of Juniper Networks stockholders. Eight of our nine directors attended the 2004 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

     The following table provides information on Juniper Networks’ compensation and reimbursement practices during fiscal 2004 for non-employee directors, as well as the range of compensation paid to non-employee directors who served during the 2004 fiscal year. Neither Mr. Kriens nor Dr. Sindhu received any separate compensation for their Board activities. The Board has not made any changes to director compensation for 2005.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL 2004

Annual retainer (payable quarterly)	$20,000
Stock options granted upon appointment or election to the Board(1)(2)	100,000
Stock options granted annually(3)	20,000
Payment for each Board meeting attended in person	$1,000
Payment for each Board meeting attended by phone	$500
Payment for each committee meeting attended in person	$500
Payment for each committee meeting attended by phone	$250
Reimbursement for expenses attendant to Board membership	Yes
Range of total cash compensation earned by directors (for the year)	$16,500-$31,000

(1)	Directors who joined the Board prior to the adoption of this policy received grants at the time the policy was adopted.

(2)	Vests monthly over three years commencing on the date of grant.

(3)	Vests monthly over twelve months commencing on the date of grant.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     There are three nominees for election to Class III of the Board this year – Kenneth Goldman, William R. Hearst III and Frank Marshall. Each of the nominees is presently a member of the Board. Information regarding the business experience of each nominee and the other members of the Board is provided below. Each of the Class III directors are elected to serve a three-year term until the Company’s annual meeting in 2008 and until their respective successors is elected. There are no family relationships among our executive officers and directors.

     If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the three persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card.

Our Board recommends a vote FOR the election to the Board of each of the following nominees.

Vote Required

     The three persons receiving the highest number of “for” votes represented by shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

Nominees for Election

Kenneth Goldman Director since 2003 Age 55	Mr. Goldman has served as Senior Vice President, Finance and Administration and Chief Financial Officer of Siebel Systems, Inc. since August 2000. From July 1996 to July 2000, Mr. Goldman served as Senior Vice President of Finance and Chief Financial Officer of Excite@Home, Inc. From 1992 to 1996, Mr. Goldman served as Senior Vice President of Finance and Chief Financial Officer of Sybase, Inc. Mr. Goldman was a member of the Financial Accounting Standards Advisory Council from December 1999 to December 2003. Mr. Goldman is a member of the board of directors of Leadis Technology Inc. and a member of the board of trustees of Cornell University.

William R. Hearst III Director since 1996 Age 55	Since January 1995, Mr. Hearst has been a partner with Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Hearst was editor and publisher of the San Francisco Examiner from 1984 until 1995. Mr. Hearst serves on the boards of directors of Hearst-Argyle Television, The Hearst Corporation, Oblix, Inc., OnFiber, Applied Minds, Akimbo and RGB Media. He is a Fellow of the American Association for the Advancement of Science and a trustee of Carnegie Institution, the Hearst Foundation, Mathematical Sciences Research Institute, the California Academy of Sciences and Grace Cathedral of San Francisco.

Frank Marshall Director since 2004 Age 58	Mr. Marshall joined the board of directors of NetScreen Technologies, Inc. in December 1997, became chairman of the NetScreen board in November 2002 and was appointed to our Board upon our acquisition of NetScreen. Mr. Marshall is a private investor in early stage high technology companies. Mr. Marshall serves as a director and advisor for several private companies and is a director for PMC-Sierra, Inc., an internetworking semiconductor solutions company. Mr. Marshall was the interim chief executive officer of Covad Communications Group, Inc. Mr. Marshall served as vice president of engineering and general manager, core business unit of Cisco Systems, Inc. from 1992 until October 1997. He holds a B.S. in electrical engineering from Carnegie Mellon University and an M.S. in electrical engineering from the University of California, Irvine.

Continuing Directors

Robert M. Calderoni Director since 2003 Age 45	Mr. Calderoni has served as President and Chief Executive Officer and a member of the board of directors of Ariba, Inc. since October 2001. From October 2001 to December 2001, Mr. Calderoni also served as Ariba’s Interim Chief Financial Officer. From January 2001 to October 2001, Mr. Calderoni served as Ariba’s Executive Vice President and Chief Financial Officer. Mr. Calderoni was also an employee of the Company from November 2000 to January 2001. From November 1997 to January 2001, he served as Chief Financial Officer at Avery Dennison Corporation, a manufacturer of pressure-sensitive materials and office products. From June 1996 to November 1997, Mr. Calderoni served as Senior Vice President of Finance at Apple Computer, a provider of hardware and software products and Internet-based services.

Scott Kriens Director since 1996 Age 47	Mr. Kriens has served as Chief Executive Officer and Chairman of the Board of Directors of Juniper Networks since October 1996. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens also serves on the boards of directors of Equinix, Inc. and VeriSign, Inc.

Kenneth Levy Director since 2003 Age 61	Mr. Levy is a founder of KLA Instruments Corporation and since July 1, 1999 has been Chairman of the Board of KLA-Tencor Corporation. From July 1998 until June 1999, he was Chief Executive Officer and a director of KLA-Tencor Corporation. From April 1997 until June 1998, he was its Chairman of the Board. From 1975 until April 1997, he was Chief Executive Officer and Chairman of the Board of KLA Instruments Corporation. He currently serves on the boards of directors of the following publicly traded companies:
KLA-Tencor Corporation, Ultratech, Inc. and Extreme Networks, Inc. Mr. Levy is a Director Emeritus of SEMI, a semiconductor manufacturing industry trade association.

Stratton Sclavos Director since 2000 Age 43	Mr. Sclavos has been President and Chief Executive Officer of VeriSign Inc. since July 1995 and Chairman of its board of directors since December 2001. From October 1993 to June 1995, he was Vice President, Worldwide Marketing and Sales of Taligent, Inc., a software development company that was a joint venture among Apple Computer, Inc., IBM and Hewlett-Packard. Prior to that time, he served in various sales, business development and marketing capacities for GO Corporation, MIPS Computer Systems, Inc. and Megatest Corporation. Mr. Sclavos also serves on the boards of directors of Salesforce.com and Intuit, Inc.

Pradeep Sindhu Director since 1996 Age 52	Dr. Sindhu co-founded Juniper Networks in February 1996 and served as Chief Executive Officer and Chairman of the Board of Directors until September 1996. Since then, Dr. Sindhu has served as Vice Chairman of the Board of Directors and Chief Technical Officer of Juniper Networks. From September 1984 to February 1991, Dr. Sindhu worked as a Member of the Research Staff, and from March 1987 to February 1996, as the Principal Scientist, and from February 1994 to February 1996, as Distinguished Engineer at the Computer Science Lab, Xerox Corporation, Palo Alto Research Center, and a technology research center. Dr. Sindhu also serves on the board of directors of Infinera Corporation.

William R. Stensrud Director since 1996 Age 54	Mr. Stensrud has been a General Partner with the venture capital firm of Enterprise Partners since January 1997. Mr. Stensrud was an independent investor and turn-around executive from March 1996 to January 1997. During this period, Mr. Stensrud served as President of Paradyne Corporation and as a director of Paradyne Corporation, GlobeSpan Corporation and Paradyne Partners LLP, all data networking companies. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation, a data networking company acquired by 3Com Corporation. From 1986 to 1992, Mr. Stensrud served as the Marketing Vice President of StrataCom, Inc., a telecommunications equipment company, which Mr. Stensrud co-founded. Mr. Stensrud also serves on the board of directors of Paradyne Corporation.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit Juniper Networks’ consolidated financial statements for the fiscal year ending December 31, 2005. During fiscal 2004, Ernst & Young served as Juniper Networks’ independent auditors and also provided certain tax and other audit related services. See “Principal Auditor Fees and Services” on page 29. Representatives of Ernst & Young are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

     Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the 2005 fiscal year. If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors.

Vote Required

     Ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for fiscal 2005 requires the affirmative vote of a majority of the shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the meeting.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 21, 2005, concerning:

•	Beneficial owners of more than 5% of Juniper Networks’ common stock;

•	beneficial ownership by current Juniper Networks directors and nominees and the named executive officers set forth in the Summary Compensation table on page 21; and

•	beneficial ownership by all current Juniper Networks directors and Juniper Networks executive officers as a group.

     The information provided in the table is based on Juniper Networks’ records, information filed with the Securities and Exchange Commission and information provided to Juniper Networks, except where otherwise noted.

     The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of May 21, 2005 (60 days after March 21, 2005) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership(1)		of Class(1)
Holders of Greater Than 5%

AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	88,836,873	(2)	16.33%

FMR Company 82 Devonshire Street Boston, MA 02109	43,618,458	(3)	8.02%

Directors, Nominees and Named Executive Officers:
Robert M. Calderoni (4)	60,777		*
James A. Dolce, Jr. (5)	2,238,454		*
Marcel Gani(6)	1,245,916		*
Kenneth Goldman (7)	82,473		*
William R. Hearst III(8)	1,034,919		*

	Amount and Nature
	of Beneficial	Percent
Name and Address of Beneficial Owner	Ownership(1)	of Class(1)
Scott Kriens(9)	15,534,083	2.84%
Krishna “Kittu” Kolluri(10)	356,828	*
Kenneth Levy(11)	95,000	*
Frank Marshall(12)	789,363	*
Stratton Sclavos(13)	143,000	*
Pradeep Sindhu(14)	11,829,574	2.17%
William R. Stensrud(15)	1,518,752	*

All Directors and Executive Officers as a Group (12 persons)(16)	34,929,139	6.42%

*	Represents holdings of less than one percent.

(1)	Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, “Vested Options” are options that may be exercised as of May 21, 2005 (60 days after March 21, 2005). The percentages are calculated using 544,176,804 outstanding shares of the Company’s common stock on March 21, 2005 as adjusted pursuant to Rule 13d-3(d)(1)(i).

(2)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. AXA Financial, Inc. is the parent holding company for several entities that hold our common stock as investment advisors, including Alliance Capital Management L.P. Collectively, these entities have shared voting power with respect to 10,748,089 shares and shared investment power with respect to 175,857 shares.

(3)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(4)	Consists of shares which are subject to options that may be exercised within 60 days of March 21, 2005.

(5)	Includes 2,075,693 shares which are subject to options that may be exercised within 60 days of March 21, 2005.

(6)	Includes 860,353 shares held by Trust and 375,832 shares which are subject to options that may be exercised within 60 days of March 21, 2005.

(7)	Includes 68,555 shares which are subject to options that may be exercised within 60 days of March 21, 2005.

(8)	Includes 105,000 shares which are subject to options that may be exercised within 60 days of March 21, 2005.

(9)	Includes 10,981,672 shares held by the Kriens 1996 Trust, of which Mr. Kriens and his spouse are the trustees and 3,140,624 shares which are subject to options that may be exercised within 60 days of March 21, 2005.

(10)	Includes 145,378 shares which are subject to options that may be exercised within 60 days of March 21, 2005.

(11)	Consists of shares which are subject to options that may be exercised within 60 days of March 21, 2005.

(12)	Includes 315,894 shares held by Big Basin Partners, LP, 88,206 shares held by Timark, LP, of which Mr. Marshall is a general partner; 135,400 shares held by the Frank & Judith Marshall Trust and 56,111 shares which are subject to options that may be exercised within 60 days of March 21, 2005

(13)	Includes 135,000 shares which are subject to options that may be exercised within 60 days of March 21, 2005.

(14)	Includes 2,768,780 shares held by the Sindhu Investments, LP, a family limited partnership; 27,846 shares held in the Pradeep Sindhu Annuity Trust; 5,860,682 shares held by the Sindhu Family Trust and 6,867 shares held by Dr. Sindhu’s spouse. Also includes 1,573,750 shares which are subject to options that may be exercised within 60 days of March 21, 2005.

(15)	Includes 1,217,352 shares held in a trust as community property and 115,000 shares which are subject to options that may be exercised within 60 days of March 21, 2005.

(16)	Includes all shares reference in notes 4 through 15 above.

*	Represents holdings of less than one percent.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of Juniper Networks common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. Juniper Networks believes that, during fiscal 2004, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, except that: (i) each of Scott Kriens, Pradeep Sindhu, Marcel Gani and James A. Dolce had one option grant with respect to which the required Form 4 was filed late; and (ii) William R. Hearst III and Frank Marshall, each of whom received a distribution from a limited partnership as the result of an acquisition, with respect to which the required Form 4 was filed late. In making this statement, Juniper Networks has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to Juniper Networks and the written representations of its directors, executive officers and 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company reimburses Mr. Kriens for ordinary operating costs relating to his use of a personal aircraft for business purposes up to a maximum amount per year. In 2004 the annual limit was $300,000 and Mr. Kriens received $300,000 in reimbursements. In 2005, the Company anticipates that Mr. Kriens will increase his business travel and the annual limit has been increased to $650,000.

EXECUTIVE COMPENSATION

     The following table discloses compensation received by Juniper Networks’ Chief Executive Officer during fiscal 2004 and Juniper Networks’ four other most highly paid executive officers (together with the CEO, the “named executive officers”) during fiscal 2004 as well as their compensation received from Juniper Networks for each of the fiscal years ending December 31, 2003 and December 31, 2002.

Summary Compensation Table

							Long-Term Compensation
			Annual Compensation				Restricted	Securities
Name and						Other Annual	Stock	Underlying		All Other
Principal Position	Year		Salary	Bonus(1)		Compensation(14)	Award(s)	Options		Compensation(2)
Scott Kriens	2004		$412,500	$539,077		$2000	NA	750,000	(3)	$540
Chairman and Chief	2003		275,000	161,350		2000	NA	800,000	(4)	510
Executive Officer	2002		275,000	0		2000	NA	2,750,000	(5)	462

Pradeep Sindhu	2004		$198,750	$253,683		$2000	NA	200,000	(3)	$828
Vice Chairman and	2003		185,000	70,554		2000	NA	300,000	(4)	377
Chief Technical Officer	2002		185,000	10,000		2000	NA	400,000	(6)	462

Marcel Gani	2004		$245,833	$315,851		$2000	NA	300,000	(3)	$828
Executive Vice	2003		200,000	117,345		2000	NA	500,000	(4)	408
President, Chief	2002		200,000	0		2000	NA	1,080,000	(7)	462
Financial Officer

James A. Dolce, Jr.	2004		$249,167	$319,611		$0	NA	300,000	(3)	$40,978	(9)
Executive Vice	2003		254,581	70,407		0	NA	500,000	(4)	125,922	(9)
President, Field	2002	(8)	120,000	0		0	NA	0		26,922	(9)
Operations

Krishna “Kittu” Kolluri.	2004	(10)	$249,167	$486,288	(11)	$2000	NA	0	(12)	$91,421	(13)
General Manager,	2003		NA	NA		NA	NA
Security Products	2002		NA	NA		NA	NA

(1)	Amounts in this column reflect bonuses earned in 2004, although such amounts were paid in 2005.

(2)	Consists of the standard employee benefit portion paid by the Company for all employees for premiums for term life insurance and, in the case of Mr. Dolce and Mr. Kolluri, the additional amounts described in footnotes 9 and 12, respectively.

(3)	Mr. Kriens was granted an option for 750,000 shares, Dr. Sindhu was granted an option for 200,000 shares, Mr. Gani was granted an option for 300,000 shares and Mr. Dolce was granted an option for 300,000 shares on January 29, 2004 at an exercise price of $28.17.

(4)	Mr. Kriens was granted an option for 800,000 shares, Dr. Sindhu was granted an option for 300,000 shares, Mr. Gani was granted an option for 500,000 shares and Mr. Dolce was granted an option for 500,000 shares on September 26, 2003 at an exercise price of $15.00 per share.

(5)	Mr. Kriens was granted an exchange option on May 28, 2002 for 2,200,000 shares at an exercise price of $10.31 per share. In connection with the acquisition of Unisphere Networks and in recognition of the additional responsibility associated therewith, on July 1, 2002 an additional option for 550,000 shares was granted at an exercise price of $5.69 per share.

(6)	Dr. Sindhu was granted an exchange option on May 28, 2002 for 100,000 shares at an exercise price of $10.31 per share. In connection with the acquisition of Unisphere Networks and in recognition of the additional responsibility associated therewith, on July 1, 2002 an additional option for 300,000 shares was granted at an exercise price of $5.69 per share.

(7)	Mr. Gani was granted an exchange option on May 28, 2002 for 580,000 shares at an exercise price of $10.31 per share. In connection with the acquisition of Unisphere Networks and in recognition of the additional responsibility associated therewith, on July 1, 2002 an additional option for 500,000 shares was granted at an exercise price of $5.69 per share.

(8)	Mr. Dolce was elected a named executive officer upon the closing of the acquisition of Unisphere Networks on July 1, 2002. The data shown in the Summary Compensation Table only reflects the amounts he received while an executive officer of Juniper Networks.

(9)	Amounts paid in 2004 reflect $40,618 in commissions paid. Amounts in 2003 reflect $125,414 in commissions paid. Amounts in 2002 reflect $26,634 in commissions paid on or after July 1, 2002 as the data shown in the Summary Compensation Table only reflects the amounts he received while an executive officer of Juniper Networks.

(10)	Mr. Kolluri was elected a named executive officer upon the closing of the acquisition of NetScreen Technologies, Inc. on April 16, 2004. The data shown in the Summary Compensation Table only reflects the amounts he received while an executive officer of Juniper Networks.

(11)	Includes a bonus of $200,000 paid in 2005 relating to the acquisition of Neoteris Inc. by NetScreen Technologies Inc. Also includes a $50,000 sales bonus committed to Mr. Kolluri prior to the acquisition of NetScreen Technologies, Inc. by the Company.

(12)	No options were granted in 2004.

(13)	Amounts paid in 2004 reflect $91,331 in escrowed merger consideration relating to the acquisition by NetScreen Technologies Inc. of Neoteris Inc.

(14)	In all cases, consists of matching contributions paid under the Company’s 401(k) plan.

Option Grants In Last Fiscal Year

     The following tables set forth the stock options granted to the Named Executive Officers under the Company’s stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended December 31, 2004.

     The Option/SAR Grant Table below sets forth hypothetical gains or “option spreads” for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission.

	No. of	Percent of
	Securities	Total Options			Potential Realizable Value at
	Underlying	Granted to	Exercise		Assumed Annual Rates of Stock
	Options	Employees	Price Per	Expiration	Appreciation for Option Terms ($)
Name	Granted	During Period	Share	Date	5%	10%
Scott Kriens	750,000	3.36	$28.17	1/29/2014	$13,286,971	$33,671,794
Pradeep Sindhu	200,000	0.90	$28.17	1/29/2014	3,543,192	8,979,145
Marcel Gani	300,000	1.35	$28.17	1/29/2014	5,314,788	13,468,718
James A. Dolce, Jr.	300,000	1.35	$28.17	1/29/2014	5,314,788	13,468,718
Krishna “Kittu” Kolluri	—	—	—	—	—	—

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

			Number of Securities
			Underlying			Value of Unexercised
	Shares		Unexercised Options at			In-the-Money Options at
	Acquired on	Value	December 31, 2004			December 31, 2004(1)
Name	Exercise	Realized	Exercisable	Unexercisable		Exercisable	Unexercisable
Scott Kriens	0	$0	2,782,291	1,517,709		47,327,757	11,385,244
Pradeep Sindhu	0	0	1,452,656	527,344		6,688,121	5,106,879
Marcel Gani	500,000	8,433,333	288,333	774,395		4,374,872	8,445,528
James A. Dolce, Jr.	1,000,000	19,353,938	2,103,181	774,395		43,841,581	7,004,406
Krishna “Kittu” Kolluri	70,000	1,634,324	99,192	365,637	(2)	1,305,715	6,154,221

(1)	The value of in-the-money options is based on the closing price on December 31, 2004 of $27.19 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

(2)	Includes 50,806 shares that are subject to repurchase.

Employment Agreements

     The Company entered into a change of control agreement with Mr. Kriens on October 1, 1996, which provides that he will be entitled to base compensation and benefit payments for a period of three months in the event that his employment is terminated in connection with a change of control of Juniper Networks. Further, Mr. Kriens’ restricted stock would be released from any repurchase option and his stock options would become vested and exercisable as to an additional amount equal to that amount which would have vested and become exercisable had Mr. Kriens remained employed for a period of 18 months following the change of control. If his employment continues following a change of control, his stock options will be vested and exercisable at a rate 1.5 times the rate otherwise set forth in the stock option agreement for a period of twelve months following the change of control. Under the employment agreement, Mr. Kriens is entitled to receive three months’ base compensation and benefits, regardless of whether there is a change of control, in the event that his employment is involuntarily terminated. Upon involuntary termination, and regardless of whether there has been a change of control, Mr. Kriens’ restricted stock and stock options would become immediately vested and exercisable as to an additional amount equal to the number of stock options which would have become vested and exercisable during the three-month period following the involuntary termination had Mr. Kriens remained employed by the Company.

     The Company entered into an Amendment and Assumption Agreement with Krishna “Kittu” Kolluri on April 15, 2004 in connection with the Company’s acquisition of NetScreen Technologies, Inc. Pursuant to the Amendment and Assumption Agreement, Mr. Kolluri agreed that the commencement of his employment with the Company upon the closing of the NetScreen acquisition did not constitute (i) “Good Reason,” as defined in Section 5.5b of Mr. Kolluri’s Employment Agreement with NetScreen, for a voluntary termination of Employee’s employment, (ii) any other type of “constructive termination” or (iii) grounds for termination without cause under Mr. Kolluri’s employment agreement. Pursuant to Mr. Kolluri’s employment agreement, as amended, Mr. Kolluri is eligible for a bonus of up to 100% of his base salary pursuant to Juniper Networks’ Executive Officer Incentive Plan. The employment agreement, as amended, in connection with Net Screen’s acquisition of Neoteris, Inc., also provides for a grant of options to purchase 200,000 shares of Net Screen’s common stock and makes Mr. Kolluri eligible to receive a bonus of up to $200,000, partially payable upon on the completion of performance objectives. If Mr. Kolluri is terminated without cause or terminates his employment for good reason (in each case, as defined in the amended employment agreement) within 24 months of the effectiveness of Net Screen’s acquisition of Neoteris, he will be entitled to the continuation of his base salary (payable in accordance with usual payroll practice) and health insurance coverage for a period of six months.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee

     The Compensation Committee is comprised of three independent, non-employee members of the Board of Directors, as defined by the Nasdaq rules. None of the members have interlocking compensation committee relationships as defined by the Securities and Exchange Commission. The Compensation Committee is responsible for reviewing and approving the annual base salary, the annual incentive bonus, including the specific goals and amounts, equity compensation and other benefits or compensation arrangements of the Company’s Chief Executive Officer and its other executive officers.

Compensation Philosophy

     The Compensation Committee recognizes that in order for the Company to successfully develop, introduce, market and sell products, the Company must be able to attract, retain and reward qualified executive officers who will be able to operate effectively in a high growth, complex environment. In that regard, the Company must offer compensation that (a) is competitive in the industry; (b) motivates executive officers to achieve the Company’s strategic business objectives; and (c) aligns the interests of executive officers with the long-term interests of stockholders.

     The Company provides its executive officers with a compensation package consisting of base salary, performance-based incentive pay, stock options and participation in benefit plans generally available to other employees. The Compensation Committee’s intention is to adopt compensation programs that encourage creation of long-term value for stockholders, employee retention, and equity ownership through stock option grants. The Compensation Committee’s approach is predicated upon the philosophy that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company’s overall performance and an individual’s contribution to the Company’s success in meeting certain critical objectives. In this regard, the Compensation Committee has tended to target base salary at approximately the 50th percentile relative to peer companies. Incentive compensation and long term equity awards are intended to target overall compensation at between the 50th and 75th percentile, although changes in the market price of the Company’s common stock can result in total compensation outside the target range. As the Compensation Committee applies these compensation philosophies in determining appropriate executive compensation levels and other compensation factors, the Compensation Committee reaches its decisions with a view towards maximizing the Company’s overall performance.

     The Compensation Committee considers market information about its peer companies from published survey data provided to the Compensation Committee by the Company’s human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of other companies considered by the Compensation Committee to be peers in the Company’s industry. In addition, for determining 2004 compensation (including cash and equity compensation), the Compensation Committee retained an executive compensation consultant. The compensation consultant provided data from a selected peer group of 13 computer, networking and telecommunications companies as well as from broad high technology industry companies with revenues of $250 million to $1 billion.

     Since the Company’s 2004 Annual Meeting of Stockholders, the Compensation Committee has not structured such compensation arrangements so as to qualify them for deductibility under Section 162(m) of the Internal Revenue Code.

Executive Officer Compensation

     Base Salary. For 2004, the Compensation Committee evaluated the base salaries of the executive officers relative to the peer companies as well as their individual performance. The Compensation Committee determined that, in several cases, the compensation to Juniper Networks executives was below the industry’s 50th percentile for base cash compensation. To bring the salary standard into this target range, Mr. Kriens’ and Mr. Gani’s base salary levels were increased $150,000 and $50,000, respectively. With respect to the other executive officers, the Compensation Committee determined that increases in base salary of between $0 and $15,000 were merited.

     Management Incentive Plan. The Company has an executive incentive bonus plan applicable to the Section 16 reporting officers. Under the 2004 executive incentive plan, each participant had a target incentive equal to 100% of base salary. The incentive bonus was primarily based upon the achievement of Company revenue and earnings targets. Below a specified level, no bonus would have been earned. Achievement of revenue and earnings in excess of the targets could result in a greater than target bonus, up to a maximum amount. In addition, regardless of the amount of achievement, no bonus would be paid it the Company failed to expand its business into new growth areas. The amount determined based on achievement of the corporate goals was then subject to a further increase or decrease by up to an additional 20 percentage points depending on the performance of the Company’s stock price relative to the stock prices of certain designated publicly-traded companies and by up to 10 percentage points based on the achievement of individual objectives specified for each executive. Most, but not all, of the companies included in the stock performance peer group were also included in the 13 companies surveyed with respect to compensation information. The acquisition of NetScreen Technologies, Inc. in April 2004 satisfied the expansion into new areas requirement. Furthermore, as a result of this acquisition, the Compensation Committee in the middle of 2004 increased the revenue and earnings targets and made several changes to the stock performance peer company list. Based on the Company’s actual 2004 financial results, the 2004 corporate goal attainment component (consisting of the achievement of the revised revenue and earnings targets) of the bonus was 100.27%. In 2004, the peer company performance measure resulted in a 20 percentage point increase in the bonus payments. Achievement of the individual performance objectives in 2004 ranged from between 92% and 95%. As a result, the payments under the executive incentive plan ranged between 126% and 128% of base salary.

     In connection with the acquisition of Neoteris, NetScreen established a merger bonus for Mr. Kolluri pursuant to which he was eligible for a bonus of up to $200,000 based on achievement of specified business objectives. The Compensation Committee determined that these objectives were fully achieved and awarded the $200,000 bonus to Mr. Kolluri.

     Stock Option Grants. Grants of stock options to executive officers are based upon each executive officer’s relative position, responsibilities, historical and expected contributions to the Company, and the executive officer’s existing stock ownership and previous option grants. Stock options are granted at the fair market value on the date of grant and will provide value to the executive officers only when the price of the Company’s common stock increases over the exercise price.

Chief Executive Officer Compensation

     In 2004, the Compensation Committee determined that Mr. Kriens’ base salary was substantially below comparative data, at the targeted 50th percentile level, and required adjustment. As a result, effective for fiscal year 2004, the Compensation Committee increased the base salary of Mr. Kriens to $425,000 with a target bonus percentage of 100% of base salary.

     Consistent with the Company’s philosophy to provide long-term incentive in the form of stock options, Mr. Kriens received an option in 2004 exercisable for 750,000 shares of Company common stock at an exercise price of $28.17. The options granted to Mr. Kriens vest over a four-year period in accordance with the terms of the Company’s standard vesting schedule.

     Mr. Kriens executive incentive bonus for 2004 was based on the same criteria as described above. Based on Company performance and achievement of 93% of his individual objectives, Mr. Kriens was awarded a bonus of $539,077, which represented a payout at 127% of target. The Company also reimburses Mr. Kriens for operating expenses associated with the use of private aircraft for business purposes up to a maximum amount per year.

MEMBERS OF THE COMPENSATION COMMITTEE

William Stensrud, Chairman,
Frank Marshall (became a member in February 2005), and
Kenneth Levy

Compensation Committee Interlocks And Insider Participation

     No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2004 about our common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options assumed by the Company in connection with acquisitions of the companies that originally granted those options. Footnote (6) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon exercise of assumed options as of December 31, 2004, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	Number of
	Securities to be		Weighted-	Number of Securities Remaining
	Issued Upon		Average	Available for Future Issuance
	Exercise of		Exercise Price	Under Equity Compensation
	Outstanding		of Outstanding	Plans (excluding securities
Plan Category	Options		Options	reflected in the first column)
Equity compensation plans approved by security holders(1)	38,820,206	(3)	$20.92	42,379,182	(4)
Equity compensation plans not approved by security holders(2)	26,931,711		$13.99	28,190,299	(5)

Total	65,751,917		$18.09	70,569,481

(1)	Includes the Amended and Restated 1996 Stock Incentive Plan (the “1996 Plan”) and the 1999 Employee Stock Purchase Plan (the “Purchase Plan”).

(2)	Includes the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”). No options issued under this Plan are held by any directors or executive officers.

(3)	Excludes purchase rights accruing under the Purchase Plan, which has a stockholder-approved reserve of 8,168,907 shares.

(4)	Consists of shares available for future issuance under the 1996 Plan and the Purchase Plan. As of December 31, 2004, an aggregate of 34,210,275 and 8,168,907 shares of Common Stock were available for issuance under the 1996 Plan and the Purchase Plan, respectively. Under the terms of the 1996 Plan, an annual increase is added on the first day of each fiscal year equal to the lesser of (a) 18,000,000 shares, (b) 5% of the outstanding shares on that date or (c) a lesser amount determined by the Board of Directors. Under the terms of the Purchase Plan, an annual increase is added on the first day of each fiscal year equal to the lesser of (a) 3,000,000 shares, (b) 1% of the outstanding shares on that date or (c) a lesser amount determined by the Board of Directors.

(5)	Consists of shares available for future issuance under the 2000 Plan. Under the terms of the 2000 Plan, an annual increase is added on the first day of each fiscal year equal to the greater of (a) 5,000,000 shares, (b) 5% of the outstanding shares on that date or (c) a lesser amount determined by the Board of Directors.

(6)	As of December 31, 2004, a total of 23,432,320 shares of the Company’s Common Stock were issuable upon exercise of outstanding options under plans assumed in connection with acquisitions. The weighted average exercise price of those outstanding options is $10.20 per share. No additional options may be granted under those assumed plans.

     For a narrative description of the material features of the 2000 Plan, please see Note 10 to the Company’s Consolidated Financial Statements included with our Annual Report on Form 10-K for the year ended December 31, 2004.

STOCK PERFORMANCE GRAPH

     The graph below shows the cumulative total stockholder return assuming the investment of $100 on June 25, 1999 in each of Juniper Networks common stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index.

Proxy Chart

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JNPR
NASDAQ
TELECOM

Proxy Chart JNPR NASDAQ TELECOM 6/25/1999 1 1 1 9/30/1999 1.8413 1.0758 0.9464 12/31/1999 3.4387 1.5942 1.538 3/31/2000 7.9969 1.7914 1.6692 6/30/2000 8.8332 1.5537 1.3188 9/29/2000 13.2857 1.4388 1.1056 12/29/2000 7.6498 0.9678 0.702 3/30/2001 2.3035 0.7209 0.4969 6/29/2001 1.8872 0.8467 0.472 9/28/2001 0.5886 0.5872 0.3076 12/31/2001 1.1499 0.7641 0.3584 3/29/2002 0.7658 0.7229 0.2632 6/28/2002 0.3429 0.5732 0.1568 9/30/2002 0.2913 0.4592 0.1339 12/31/2002 0.4126 0.5232 0.1648 3/31/2003 0.4958 0.5254 0.1794 6/30/2003 0.7567 0.6357 0.222 9/30/2003 0.9102 0.7 0.2365 12/31/2003 1.1336 0.7848 0.278 3/31/2004 1.579 0.7812 0.2785 6/30/2004 1.491 0.8022 0.2818 9/30/2004 1.4321 0.7431 0.2621 12/31/2004 1.65 0.8522 0.3003 3/15/2005 1.3265 0.7972 0.2794

PRINCIPAL AUDITOR FEES AND SERVICES

     The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the fiscal year ending December 31, 2005. Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Juniper Networks for Ernst & Young LLP

     Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two years are:

	2004	2003
Audit fees	$1,714,000	$498,000
Audit-related fees	505,000	221,000
Tax fees	570,000	434,000
All other fees	—	—

Total	$2,789,000	$1,153,000

     Audit fees are for professional services rendered in connection with the audit of the Company’s annual financial statements and the review of its quarterly financial statements. Audit fees increased in 2004 compared to 2003 due to additional work performed by Ernst & Young LLP in its assessment of the Company’s internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees in 2004 were primarily related to the Company’s acquisition of NetScreen Technologies, Inc. in April 2004. Audit-related fees in 2003 were primarily related to the issuance of the Zero Coupon Convertible Senior Notes due June 15, 2008. Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.

     The Audit Committee preapproves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The committee has delegated such preapproval authority to the chairman of the committee. The Audit Committee preapproved all services performed by the Company’s independent registered public accounting firm in 2004.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 10 meetings during fiscal year 2004.

     In this context, the Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

     2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

     3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with the independent auditors the independent auditors’ independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Juniper Networks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Robert M. Calderoni
Kenneth Goldman
William R. Hearst III

Directions to Juniper Networks, Inc.

1220 N. Mathilda Avenue
Building 3, Pacific Conference Room
Sunnyvale, CA 94089

From San Francisco Airport:

•	Travel south on Highway 101.

•	Exit Highway 237 east in Sunnyvale.

•	Exit Mathilda and turn left onto Mathilda Avenue.

•	Juniper Networks Corporate Headquarters and Knowledge Center will be on the right side across from the Lockheed/Martin light rail station.

From San Jose Airport and points south:

•	Travel north on Highway 101 to Mathilda Avenue in Sunnyvale.

•	Exit Mathilda Avenue north.

•	Continue on Mathilda past Highway 237 and Lockheed Martin Avenue.

•	Juniper Networks Corporate Headquarters and Knowledge Center will be on the right side across from the Lockheed/Martin light rail station.

From Oakland Airport and the East Bay:

•	Travel south on Interstate 880 until you get to Milpitas.

•	Turn right on Highway 237 west.

•	Continue approximately 10 miles.

•	Exit Mathilda Avenue and turn right at the stoplight.

•	Juniper Networks Corporate Headquarters and Knowledge Center will be on the right side across from the Lockheed/Martin light rail station.

JUNIPER NETWORKS, INC.
1194 N. MATHILDA AVENUE
SUNNYVALE, CA 94089

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JUNIPER NETWORKS, INC.

The Board of Directors Recommends a Vote FOR
Items 1 and 2.

1.	Election of Directors:

01) William R. Hearst III
02) Kenneth Goldman
03) Frank Marshall

For	Withhold	For All
All	All	Except

☐	☐	☐

To withhold authority to vote, mark “For All Except”
and write the nominee’s number on the line below.

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2.	Ratification of Ernst & Young LLP, an independent registered public accounting firm, as auditors.	☐	☐	☐

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PROPOSALS 1 AND 2.

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should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

JUNIPER NETWORKS, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 18, 2005
9:00 a.m. Pacific time

Juniper Networks, Inc.
1220 N. Mathilda Ave.
Building 3, Pacific Conference Room
Sunnyvale, CA 94089

Juniper Networks, Inc.

Mailing Address: 1194 N. Mathilda Avenue, Sunnyvale, CA 94089	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2005.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Robert R. B. Dykes and Mitchell Gaynor, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Address Change:

If you noted an Address Change above, please check
the corresponding box on the reverse side.